UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2015

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2015, CBL & Associates Properties, Inc. (the "Company") held its annual meeting of stockholders. The matters that were submitted to a vote of stockholders and the related results are as follows:*

1.	The following directors were elected to one-year terms that expire in 2016:

•	Charles B. Lebovitz (149,575,664 votes for, 1,378,207 votes withheld, 9,306,740 broker non-votes and no abstentions),

•	Stephen D. Lebovitz (149,884,545 votes for, 1,069,326 votes withheld, 9,306,740 broker non-votes and no abstentions),

•	Gary L. Bryenton (132,784,642 votes for, 18,169,229 votes withheld, 9,306,740 broker non-votes and no abstentions),

•	A. Larry Chapman (148,192,363 votes for, 2,761,508 votes withheld, 9,306,740 broker non-votes and no abstentions),

•	Matthew S. Dominski (147,196,156 votes for, 3,757,715 votes withheld, 9,306,740 broker non-votes and no abstentions),

•	John D. Griffith (149,838,429 votes for, 1,115,442 votes withheld, 9,306,740 broker non-votes and no abstentions),

•	Gary J. Nay (147,432,635 votes for, 3,521,236 votes withheld, 9,306,740 broker non-votes and no abstentions), and

•	Kathleen M. Nelson (149,151,073 votes for, 1,802,798 votes withheld, 9,306,740 broker non-votes and no abstentions).

2.
Deloitte & Touche, LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2015 (157,411,186 votes for, 2,798,361 votes against, 51,064 abstentions and no broker non-votes).

3.
The advisory vote on the Company’s executive compensation program for its named executive officers, as disclosed in the Company’s proxy statement for the 2015 annual meeting, was approved (146,449,988 votes for, 4,335,230 votes against, 168,653 abstentions and 9,306,740 broker non-votes).

4.
The stockholder proposal requesting that the Company's Board of Directors adopt a proxy access bylaw was approved (104,051,490 votes for, 46,723,071 votes against, 179,310 abstentions and 9,306,740 broker non-votes).

* Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
Farzana K. Mitchell
Executive Vice President – Chief
Financial Officer and Treasurer

Date: May 7, 2015